Exhibit 99.1

JDS UNIPHASE SCHEDULES FISCAL 2005 FIRST QUARTER EARNINGS

ANNOUNCEMENT AND WEBCAST

SAN JOSE, Calif., October 13, 2004 – JDS Uniphase Corporation (Nasdaq: JDSU and TSX: JDU), today announced that it will report financial results for its fiscal 2005 first quarter on Wednesday, October 27, 2004, after the market closes.

The company will host a conference call at 2:00 p.m., Pacific Time, on Wednesday, October 27, 2004 to discuss the results.  To access the live webcast, please visit JDS Uniphase’s website at www.jdsu.com/investors at least 30 minutes before the scheduled start time to download any necessary audio or plug-in software.  A replay of the webcast will be available from 3:30 p.m., Pacific Time, on Wednesday, October 27, 2004, and will be available until Wednesday, November 17, 2004.

About JDS Uniphase

JDS Uniphase Corporation designs and manufactures products for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications.   The Company offers components, modules and subsystems for data communications, telecommunications and cable television, display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information is available at www.jdsu.com.

Contacts

Investors: Investor Relations, 408-546-5585 or investor.relations@jdsu.com

Media: Pamela Sufi, Corporate Communications, 408-546-4714 or pam.sufi@jdsu.com

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